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                                                                Exhibit 10.12


                        SALE OF ACCOUNTS RECEIVABLE AGREEMENT



    AGREEMENT made October 31, 1996, between APOLLO INTERNATIONAL OF DELAWARE, INC., a Delaware company ("Seller"), and QUEENSBURY, INC. (the "Company").

    The Seller desires to sell to the Company accounts receivable ("accounts") evidencing sales and deliveries of personal property usually dealt in by the Seller, or work, labor, and services performed by the Seller.

It is therefore agreed:

    1. The Seller shall offer to sell, assign and transfer to the Company all outstanding accounts now in existence and future accounts as they are created by the Seller's business, such assignments to be made upon forms prescribed by the Company so that the Company may be and become subrogated to all the rights possessed by the Seller. Seller shall also deliver invoices of each account in duplicate, with proof of sale and delivery. The Company shall, from time to time during the term of this Agreement, buy such accounts belonging to the Seller, as may be approved in writing by the credit department of the Company, and shall pay therefor 94% of the invoice amount thereof. The Company shall have all the rights of the Seller with respect to the accounts assigned, including the right of stoppage in transit, and the Company shall not be liable to any person or in any manner for refusing to approve shipment or delivery of any goods sold by the Seller or for exercising any rights thereunder.

    2. In lieu of a reserve requirement, the Seller will accrue and pay interest from its operating account at the rate of 1% per month computed on a daily rate, when factored advances exceed 30 days. The interest amount will be calculated as of the end of the month, payable by the 10th of the next month. For calculating the 30 days period, the time starts at the date of receipt of the wire transfer by the seller. For purposes of the amount subject to interest calculations, the amount is the principal advanced by the Company.

    3. The Seller will, at its own cost and expense, but as the Company's agent, endeavor to collect from the customers whose accounts have been assigned to the Company under this Agreement, as and when the same become due, the installment amounts owning on each account so assigned to the Company hereunder. In the event of a default under any such account, the Seller shall have the power and the authority, on the Company's behalf, but at the Seller's own cost and expense, to take such action with respect to any defaulted account as the Seller, in the absence of instructions from Buyer, may deem advisable. Seller hereby agrees to defend and indemnify the Company against all claims and liability with respect to Seller's act relative to the assigned accounts. For purposes of this Section 3, an account which shall have failed to make a payment for six or more consecutive months shall be deemed a Delinquent Account.

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    In the event an account assigned by the Seller to the Company pursuant to this Agreement becomes a Delinquent Account (as hereinafter defined), the Seller shall remit to the Company an amount equal to 94% of the monies due from the Delinquent Account, and upon receipt of such payment, the Company shall reassign the Delinquent Account to the Seller.

    4. The Seller represents and warrants that every account to be assigned to the Company will be based upon a BONA FIDE written order or contract obtained from the Seller's customer and that the account assigned will be for goods sold and delivered or for work, labor and services performed or materials furnished, pursuant to the terms of such written order or contract. The Seller covenants that there will be no offsets or counterclaims against any account receivable or chose in action assigned, nor will the Seller, subsequent to such assignment, incur any obligation which may create any offset or counterclaim thereto. The Seller shall not sell, grant a security interest in, or assign any of its accounts elsewhere during the term of this Agreement.

    5. The Seller shall, as its own expense, keep proper books of account showing all sales, claims, and allowances on sales and on merchandise. Immediately upon the consummation of the purchase of accounts hereunder, the Seller shall make proper entries in its books disclosing the absolute sale of such accounts to the Company, and the Seller shall further, upon demand, execute and deliver to the Company all instruments and do all things necessary to carry into effect the terms of this agreement. The Seller shall permit the Company to examine and make extracts from the books and records of the Seller during Seller's business hours and upon two (2) business days prior notice for the purpose of certifying the validity of any account assigned or to ascertain any facts in connection therewith.

    6. The Seller shall, as its own expense, promptly adjust all disputes with its customers. In case any dispute remains unadjusted at the time any account becomes due, the Company shall have the right to charge back to the Seller the accounts involved, and the Seller shall pay the amount of such accounts to the Company upon demand, provided, however, any such payment by Seller should not exceed the amount received by Seller from the Company for such accounts.

    7. In the event of the return or nonacceptance, in whole or in part, of merchandise, the sale of which resulted in such assigned accounts, the Seller shall give to the Company immediate notice of such return or nonacceptance, and shall immediately turn over such merchandise to the Company and legibly mark such merchandise as the property of the Company, and thereafter, upon demand, the Seller shall repurchase such merchandise from and pay to the Company the 94% of the invoice price thereof, and upon such payment the Seller shall be entitled to the redelivery of such merchandise. If the Seller fails to make such purchase and payment immediately upon demand, the Company shall be entitled to exercise its rights and remedies an provided herein and under the laws of the State of Florida. In conjunction therewith, the Company shall have the right to sell such merchandise at commercially reasonable public or private sale in accordance with the Florida Uniform Commercial Code and to charge the Seller's account with the difference between 94% of the invoice price of such merchandise and the

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amount realized upon the sale, plus all charges, fees and commissions, and, upon such sale, the company may become a bidder and purchaser.

    8. The Seller shall hold in trust for the Company all checks, drafts, notes, acceptances, cash or other evidences of payment received in payment or on account of any account purchased by the Company hereunder, and shall transmit or deliver these to the Company at its office within two (2) business days from receipt. The failure of the Seller to comply with this provision shall constitute conversion. The Company is hereby authorized and given power of attorney to indorse the name of the Seller upon all checks, drafts, notes, money orders, and all other instruments that may require such indorsement. The Company shall also have the right to receive all amounts remitted by the Seller's customers, and relate to the accounts assigned to the Company and such remittances are to be considered payments on account. The seller will utilize the Barnett Bank lock box service.

    9. This Agreement shall continue for a period of 365 days from the date hereof, and shall be deemed renewed from month to month thereafter unless terminated as follows:

         (a) Either party may, upon at least 30 days written notice to the other party, cancel this agreement as to future transactions at the end of any monthly period.

         (b) Should the Seller make an assignment for the benefit of creditors, or should a receiver be appointed for the Seller, or should a bankruptcy proceeding be commenced, voluntarily or involuntarily, on behalf of the Seller (and if involuntarily, such proceeding has not been dismissed within ninety (90) days of commencement), this agreement may be terminated by the Company, without notice, immediately upon the happening of any such events.

    10. Should any excise, sales, or other tax be imposed by state, federal, or local authorities in respect to the sales herein, or if the merchandise affected by such sales is in such form that the Company is required to withhold or pay the amount of such taxes, the Seller shall indemnify the Company in respect to such taxes; and any amount which the Company may be required to withhold or pay may be charged to the Seller's account.

    11. This Agreement shall not be modified or altered without the written consent of both parties hereto. The failure of either party hereto to insist upon strict observance of all the terms of this agreement in any one or more instances shall not be deemed a waiver of such terms for the future.

    12. The Seller affirms that its only place of business and the place where the records concerning the accounts herein referred to are kept is the one that appears beneath the signature of its president below and if such place of business or records location is changed, the Company will be promptly notified.

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    13.  This Agreement shall be binding upon the successors, and assigns of the parties hereto.

    14. This Agreement shall be governed by and construed in accordance with the Law of Florida and venue and jurisdiction for resolution of any disputes shall be Orange County Florida.

    IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year written above.



APOLLO INTERNATIONAL OF DELAWARE, INC.      QUEENSBURY, INC.
    "Seller"                                   "Company"



By: /s/  DAVID W. CLARKE, PRESIDENT    /s/  BRENDA S. HEARTFIELD, PRESIDENT
    6542 N. US HWY. 41, SUITE 215           4900 WOODWAY, SUITE 650
    APOLLO BEACH, FL  33572                 HOUSTON, TX  77056




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